Exhibit 23.5 - Consent of Gaylord Merlin
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                       Gaylord Merlin Ludovici Diaz & Bain
                                ATTORNEYS AT LAW
                       777 South Harbour Island Boulevard
                                    Suite 900
                            Tampa, Florida 33602-5701

                                                               March  13, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


         Re:  Coastal Caribbean Oils & Minerals, Ltd.


Ladies and Gentlemen:


         I hereby consent to the reference to me under the caption "Legal Proceedings" and under the caption "Legal Matters" in the prospectus constituting a part of the registration statement on Form S-1 relating to 6,520,249 shares of common stock of Coastal Caribbean Oils & Minerals, Ltd., a Bermuda corporation.



                                                  Very truly yours,

                                                  By: /s/ S. Cary Gaylord
                                                  --------------------
                                                          S. Cary Gaylord







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